UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 8.01. Other Items.

Investment Activity

On July 24, 2019, FS Credit Real Estate Income Trust, Inc. (the “Company”) originated a $21.5 million (of which $18.5 million was funded at closing) floating-rate senior acquisition loan with an initial term of 40 months. The loan is secured by a 137,000 square foot, 2-story tilt-wall office building located in Houston, TX (the “Property”). The 100% leased Property serves as the North American headquarters and was built-to-suit for a large privately-held consultancy firm with over 12,100 employees and operations in 100 countries.

The Company believes the Property benefits from attractive market fundamentals and strong tenancy. The Property is located in the Far West / Katy submarket of Houston, TX where there has been a flight to quality as the area has experienced positive population growth and office absorption in contrast to the broader Houston market. Over the past 12 months, the submarket ranked among the top five Houston-area submarkets for net absorption at over 167,000 square feet. The Property benefits from its close proximity to the Grand Parkway and the I-10 Interchange. The Grand Parkway is a multi-billion-dollar expansion completed in late 2016 providing unencumbered access to Sugar Land to the south and Kingwood to the north and connection to the western suburbs of Houston, which have become the center of gravity for population growth since 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date:	July 26, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary